                          EIGHTH SUPPLEMENTAL INDENTURE

         EIGHTH SUPPLEMENTAL INDENTURE, dated as of May 25, 2005 (the "EIGHTH
SUPPLEMENTAL INDENTURE"), among Armor Holdings, Inc., a Delaware corporation
(the "COMPANY"), the Subsidiary Guarantors listed on Exhibit A attached hereto
(collectively, the "Existing Subsidiary Guarantors"), the Subsidiary Guarantors
listed on Exhibit B attached hereto (collectively, the "New Subsidiary
Guarantors"), and Wachovia Bank, National Association, a national banking association, as trustee (the "TRUSTEE").

                                   WITNESSETH

         WHEREAS, the Company has issued its 8 1/4% Senior Subordinated Notes due 2013 (the "NOTES") in the aggregate principal amount of $150,000,000 under and pursuant to the Indenture dated as of August 12, 2003, among the Company, the Subsidiary Guarantors parties thereto and the Trustee (the "INDENTURE");

         WHEREAS, pursuant to the terms of the Indenture, the Indenture has been supplemented by the First Supplemental Indenture, dated as of September 30, 2003
(the "FIRST SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary
Guarantors parties thereto and the Trustee; the Second Supplemental Indenture, dated as of December 9, 2003 (the "SECOND SUPPLEMENTAL INDENTURE"), among the
Company, the Subsidiary Guarantors parties thereto and the Trustee; the Third
Supplemental Indenture, dated as of December 24, 2003 (the "THIRD SUPPLEMENTAL
INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto and the Trustee; the Fourth Supplemental Indenture, dated as of March 24, 2004 (the
"FOURTH SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto and the Trustee; the Fifth Supplemental Indenture, dated as of
August 16, 2004 (the "FIFTH SUPPLEMENTAL INDENTURE"), among the Company, the
Subsidiary Guarantors parties thereto and the Trustee; the Sixth Supplemental
Indenture, dated as of September 24, 2004 (the "SIXTH SUPPLEMENTAL INDENTURE"),
among the Company, the Subsidiary Guarantors parties thereto and the Trustee;
and the Seventh Supplemental Indenture, dated as of December 29, 2004 (the
"SEVENTH SUPPLEMENTAL INDENTURE"), among the Company, the Subsidiary Guarantors parties thereto and the Trustee.

         WHEREAS, pursuant to Section 4.20(C) of the Indenture, the Company and
the Trustee entered into a Release dated as of November 26, 2003 under which certain of the Discontinued Domestic Subsidiaries were released and discharged from their Subsidiary Guarantees and their obligations under the Indenture and the Registration Rights Agreement;

         WHEREAS, pursuant to Section 4.22 of the Indenture, the Company is required to cause the New Subsidiary Guarantors Parties to execute and deliver to the Trustee this Eighth Supplemental Indenture pursuant to which the New
Subsidiary Guarantors Parties shall become bound by the provisions of the
Indenture as Subsidiary Guarantors Parties;

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Eighth Supplemental Indenture; and

         WHEREAS, all things necessary for the execution of this Eighth
Supplemental Indenture and to make this Eighth Supplemental Indenture a valid and binding agreement of the parties hereto have been done.

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Existing Subsidiary Guarantors Parties, the New Subsidiary
Guarantors Parties and the Trustee, such parties hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:

                  Section 1. Definitions.

                  Unless otherwise stated or unless the context shall otherwise require, all capitalized terms used in this Eighth Supplemental Indenture shall be given the same meanings as such terms are defined in the Indenture, the First
Supplemental Indenture, the Second Supplemental Indenture, Third Supplemental
Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture,
the Sixth Supplemental Indenture, or the Seventh Supplemental Indenture, as the
case may be.

                  Section 2. Subsidiary Guarantee.

                  (a) By execution and delivery of this Eighth Supplemental
Indenture, each of the New Subsidiary Guarantors Parties hereby agrees to become a Subsidiary Guarantor pursuant to the Indenture and to assume all obligations of the Subsidiary Guarantors Parties under the Indenture (including without limitation, the Subsidiary Guarantee as defined in the Indenture) and the Notes, in each case, in accordance with the terms thereof.

                  (b) Each of the New Subsidiary Guarantors Parties hereby
agrees that its execution and delivery of this Eighth Supplemental Indenture shall evidence its Subsidiary Guarantee as set forth in Section 11.01 of the
Indenture without the need for any further notation on the Notes and the delivery and authentication of any Note by the Trustee under the Indenture, including any Note authenticated and delivered on or prior to the date of this
Eighth Supplemental Indenture, shall constitute due delivery of the Subsidiary
Guarantee set forth in this Eighth Supplemental Indenture on behalf of the New
Subsidiary Guarantors Parties. Each of the Existing Subsidiary Guarantors
Parties hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 of the Indenture shall remain in full force and effect.

                                        2

                  Section 3. Effectiveness and Validity.

                  (a) This Eighth Supplemental Indenture shall become effective on the date first written above. The Indenture, as supplemented by the First
Supplemental Indenture, the Second Supplemental Indenture, the Third
Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth
Supplemental Indenture, the Sixth Supplemental Indenture, and the Seventh
Supplemental Indenture are in all respects ratified and confirmed hereby.
Following the effectiveness hereof, the Indenture, the First Supplemental
Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture,
the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth
Supplemental Indenture, and the Seventh Supplemental Indenture shall be deemed supplemented in accordance herewith, and this Eighth Supplemental Indenture shall form a part of the Indenture as supplemented by the First Supplemental
Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture,
the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth
Supplemental Indenture, and the Seventh Supplemental Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by the First Supplemental Indenture, the
Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth
Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental
Indenture, the Seventh Supplemental Indenture and the Eighth Supplemental
Indenture shall be entitled to the benefit thereof and hereof and be bound thereby and hereby.

                  (b) If an Officer of a Subsidiary Guarantor whose signature is on the Indenture, the First Supplemental Indenture, the Second Supplemental
Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture,
the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh
Supplemental Indenture, or the Eighth Supplemental Indenture no longer holds that office at the time the Trustee authenticates such Notes or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee shall be valid nevertheless.

                  Section 4. Solvency; No Fraudulent Transfer or Conveyance.

                  Each of the New Subsidiary Guarantors Parties, for the benefit of each Holder, confirms that it is a solvent corporation, limited liability company, or other entity and that the granting of the Subsidiary Guarantee is not made with the purpose of defrauding any of its current creditors. Each of the Company and the New Subsidiary Guarantors Parties confirms that the
Subsidiary Guarantee given by each of the New Subsidiary Guarantors Parties does not constitute a fraudulent transfer or conveyance for purposes of the United
States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform
Fraudulent Transfer Act or any similar Federal or state law.

                  Section 5. No Personal Liability of Directors, Officers,
Employees and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or

                                        3

the Subsidiary Guarantors Parties under the Notes, the Indenture, the First
Supplemental Indenture, the Second Supplemental Indenture, the Third
Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth
Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh
Supplemental Indenture or this Eighth Supplemental Indenture, the Subsidiary
Guarantees, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. The acceptance of a Note by each Holder of Notes is deemed to be a waiver and release of all such liability. This waiver and release are part of the consideration for issuance of the Subsidiary Guarantee set forth in and evidenced by this Eighth
Supplemental Indenture.

                  Section 6. Governing Law.

                  THIS EIGHTH SUPPLEMENTAL INDENTURE AND THE NOTES AND THE
SUBSDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW
PRINCIPLES.

                  Section 7. Successors.

                  All agreements of the Company and the Subsidiary Guarantors
Parties in the Indenture, the First Supplemental Indenture, the Second
Supplemental Indenture, the Third Supplemental Indenture, the Fourth
Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental
Indenture, the Seventh Supplemental Indenture, this Eighth Supplemental
Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Eighth Supplemental Indenture shall bind its successors.

                  Section 8. Duplicate Originals.

                  The parties may sign any number of copies of this Eighth
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

                  Section 9. Severability.

                  In case any provision in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Indenture, the First
Supplemental Indenture, the Second Supplemental Indenture, the Third
Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth
Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh
Supplemental Indenture, this Eighth Supplemental Indenture and the Notes shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                  Section 10. Headings.

                  The headings of the sections of this Eighth Supplemental
Indenture have been inserted for convenience of reference only, are not to be considered a part of this Eighth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                                        4

                  Section 11. Trustee.

                  The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors
Parties and not of the Trustee.

                                        5

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Eighth
Supplemental Indenture to be duly executed as of the date first written above.

                                         ARMOR HOLDINGS, INC.,
                                            a Delaware corporation

                                         By: /s/ Philip A. Baratelli
                                             -----------------------------------
                                             Name:  Philip A. Baratelli
                                             Title: Corporate Controller,
                                                    Treasurer and Secretary

                                        6

                                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Trustee

                                      By: /s/ Stephanie Moore
                                          -----------------------------------
                                          Name:  Stephanie Moore
                                          Title: Assistant Vice President

                                        7

                                AS EXISTING SUBSIDIARY GUARANTORS:

                                911EP, INC.
                                AHI PROPERTIES I, INC.
                                ARMOR ACCESSORIES, INC.
                                ARMOR BRANDS, INC.
                                ARMORGROUP SERVICES, LLC
                                ARMOR HOLDINGS GP, LLC
                                ARMOR HOLDINGS LP, LLC
                                ARMOR HOLDINGS FORENSICS, L.L.C.
                                ARMOR HOLDINGS PRODUCTS, L.L.C.
                                ARMOR HOLDINGS PROPERTIES, INC.
                                ARMOR HOLDINGS MOBILE SECURITY, L.L.C.
                                ARMOR SAFETY PRODUCTS COMPANY
                                B-SQUARE, INC.
                                BREAK-FREE, INC.
                                CASCO INTERNATIONAL, INC.
                                CDR INTERNATIONAL, INC.
                                DEFENSE TECHNOLOGY CORPORATION OF AMERICA
                                HATCH IMPORTS, INC.
                                IDENTICATOR, INC.
                                KLEEN BORE, INC.
                                MONADNOCK LIFETIME PRODUCTS, INC.,
                                   a Delaware corporation
                                MONADNOCK LIFETIME PRODUCTS, INC.
                                   a New Hampshire corporation
                                MONADNOCK POLICE TRAINING COUNCIL, INC.
                                NEW TECHNOLOGIES ARMOR, INC.
                                ODV HOLDINGS CORP.
                                O'GARA-HESS & EISENHARDT ARMORING COMPANY,
                                   L.L.C.
                                PRO-TECH ARMORED PRODUCTS OF
                                   MASSACHUSETTS, INC.
                                RAMTECH DEVELOPMENT CORP.
                                SAFARILAND GOVERNMENT SALES, INC.
                                SAFARI LAND LTD., INC.
                                SPEEDFEED ACQUISITION CORP.
                                THE O'GARA COMPANY
                                MT. COBB SPECIALTY, INC.
                                PENN FIBRE & SPECIALTY COMPANY OF DELAWARE, INC.
                                PFS SALES COMPANY
                                THE SPECIALTY GROUP, INC.

                                        8

                                    SPECIALTY DEFENSE SYSTEMS OF DELAWARE, INC.
                                    SPECIALTY DEFENSE SYSTEMS OF KENTUCKY, INC.
                                    SPECIALTY DEFENSE SYSTEMS OF NEVADA, INC.
                                    SPECIALTY DEFENSE SYSTEMS OF PENNSYLVANIA,
                                       INC.
                                    SPECIALTY DEFENSE SYSTEMS OF TENNESSEE, INC.
                                    SPECIALTY MACHINERY, INC.
                                    SPECIALTY PLASTIC PRODUCTS OF DELAWARE, INC.

                                    By: /s/ Philip A. Baratelli
                                        ----------------------------------------
                                        Name:  Philip A. Baratelli
                                        Title: Vice President

                                    NAP PROPERTIES, LTD.

                                    By: NAP PROPERTY MANAGERS LLC, its General Partner

                                    By: ARMOR HOLDINGS PROPERTIES, INC., its Managing Member

                                    By: /s/ Philip A. Baratelli
                                        ----------------------------------------
                                        Name:  Philip A. Baratelli
                                        Title: Vice President

                                    NAP PROPERTY MANAGERS, LLC

                                    By: ARMOR HOLDINGS PROPERTIES, INC., its
                                           Managing Member

                                    By: /s/ Philip A. Baratelli
                                        ----------------------------------------
                                        Name:  Philip A. Baratelli
                                        Title: Vice President

                                        9

                                    ARMOR HOLDINGS PAYROLL SERVICES, LLC

                                    By: /s/ Philip A. Baratelli
                                        ----------------------------------------
                                        Name:  Philip A. Baratelli
                                        Title: Manager

                                    ARMOR HOLDINGS AEROSPACE & DEFENSE, INC.
                                       (F/K/A AHI BULLETPROOF ACQUISITION CORP.)
                                    INTERNATIONAL CENTER FOR SAFETY EDUCATION,
                                       INC.
                                    SIMULA, INC.
                                    SIMULA AEROSPACE & DEFENSE GROUP, INC.
                                    SIMULA POLYMER SYSTEMS, INC.
                                    SIMULA TECHNOLOGIES, INC.

                                    By: /s/ Glenn J. Heiar
                                        ----------------------------------------
                                        Name:  Glenn J. Heiar
                                        Title: Chief Financial Officer,
                                               Treasurer and Secretary

                                    ARMOR HOLDINGS AIRCRAFT, LLC

                                    By: /s/ Glenn J. Heiar
                                        ----------------------------------------
                                        Name:  Glenn J. Heiar
                                        Title: Manager and Vice President

                                    ARMOR HOLDINGS GOVERNMENTAL
                                       RELATIONS, LLC

                                    By: /s/ Glenn J. Heiar
                                        ----------------------------------------
                                        Name:  Glenn J. Heiar
                                        Title: Manager, Chief Financial Officer,
                                               Treasurer and Secretary

                                       10

                                    ARMOR HOLDINGS INFORMATION
                                        TECHNOLOGY, L.L.C.

                                    By: /s/ Philip A. Baratelli
                                        ----------------------------------------
                                        Name:  Philip A. Baratelli
                                        Title: Manager and Vice President

                                    AS NEW SUBSIDIARY GUARANTORS:

                                    BIANCHI INTERNATIONAL

                                    By: /s/ Philip A. Baratelli
                                        ----------------------------------------
                                        Name:  Philip A. Baratelli
                                        Title: Vice President

                                    ACCUCASE, LLC

                                    By: /s/ Glenn J. Heiar
                                        ----------------------------------------
                                        Name: Glenn J. Heiar
                                        Title: Manager

                                       11

                                    EXHIBIT A

911EP, Inc., a Delaware corporation
AHI Properties I, Inc., a Delaware corporation
Armor Accessories, Inc., a Delaware corporation
Armor Brands, Inc., a Delaware corporation
ArmorGroup Services, LLC, a Delaware limited liability company
Armor Holdings Aerospace & Defense, Inc. (f/k/a AHI Bulletproof Acquisition
       Corp.), a Delaware corporation
Armor Holdings, LLC, a Delaware limited liability company
Armor Holdings Forensics, L.L.C., a Delaware limited liability company
Armor Holdings Governmental Relations, LLC, a Delaware limited liability company
Armor Holdings GP, LLC, a Delaware limited liability company
Armor Holdings Information Technology, L.L.C., a Delaware limited liability company
Armor Holdings LP, LLC, a Delaware limited liability company
Armor Holdings Mobile Security, L.L.C., a Delaware limited liability company
Armor Holdings Payroll Services, LLC, a Delaware limited liability company
Armor Holdings Products, L.L.C., a Delaware limited liability company
Armor Holdings Properties, Inc., a Delaware corporation
Armor Safety Products Company, a Delaware corporation
B-Square, Inc., a Texas corporation
Break-Free Inc., a Delaware corporation
Casco International, Inc., a New Hampshire corporation
CDR International, Inc., a Delaware corporation
Defense Technology Corporation of America, a Delaware corporation
Hatch Imports, Inc., a California corporation
Indenticator, Inc., a Delaware corporation
International Center for Safety Education, Inc., an Arizona corporation
Monadnock Lifetime Products, Inc., a Delaware corporation
Monadnock Lifetime Products, Inc., a New Hampshire corporation
Monadnock Police Training Council, Inc., a New Hampshire corporation
Mt. Cobb Specialty, Inc., a Pennsylvania corporation
NAP Properties, Ltd., a California limited partnership
NAP Property Managers, LLC, a California limited liability company
New Technologies Armor, Inc., a Delaware corporation
Kleen Bore, Inc., a Massachusetts corporation
Oak Branch, Inc., a Delaware corporation
ODV Holdings Corp., a Delaware corporation
The O'Gara Company, an Ohio corporation
O'Gara-Hess & Eisenhardt Armoring Company, L.L.C., a Delaware limited liability company
Pro-Tech Armored Products of Massachusetts, Inc., a Massachusetts corporation
Ramtech Development Corp., a Delaware corporation
Safariland Government Sales, Inc., a California corporation
Safari Land Ltd., Inc., a California corporation
Simula, Inc., an Arizona corporation

Simula Aerospace & Defense Group, Inc., an Arizona corporation
Simula Polymer Systems, Inc., an Arizona corporation
Simula Technologies, Inc., an Arizona corporation
Armor Holdings Aircraft, LLC, a Delaware limited liability company
The Specialty Group, Inc., a Pennsylvania corporation
Specialty Defense Systems of Delaware, Inc., a Delaware corporation
Specialty Plastic Products of Delaware, Inc., a Delaware corporation
Specialty Defense Systems of Tennessee, Inc., a Tennessee corporation
Specialty Defense Systems of Pennsylvania, Inc., a Pennsylvania corporation
Specialty Defense Systems of Kentucky, Inc., a Kentucky corporation
Specialty Defense Systems of Nevada, Inc., a Nevada corporation
Specialty Machinery, Inc., a Pennsylvania corporation
Penn Fibre & Specialty Company of Delaware, Inc., a Delaware corporation
PFS Sales Company, a Pennsylvania corporation
Speedfeed Acquisition Corp., a Delaware corporation

                                    EXHIBIT B

Bianchi International, a California corporation
AccuCase, LLC, a California limited liability company